Exhibit 24

PHH CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of PHH Corporation, a Maryland corporation, constitute and appoint Terence W. Edwards, Neil J. Cashen and William F. Brown, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of PHH Corporation, a Registration Statement on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or supplement to such Registration Statement relating to the sale of Common Stock and related participation interests under the PHH Home Loans, LLC Employee Savings Plan. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

/s/ Terence W. Edwards Terence W. Edwards	President, Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2005

/s/ Neil J. Cashen Neil J. Cashen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2005

/s/ A.B. Krongard A.B. Krongard	Non-Executive Chairman of the Board of Directors	July 28, 2005

/s/ James W. Brinkley James W. Brinkley	Director	July 28, 2005

/s/ George J. Kilroy George J. Kilroy	Director	July 28, 2005

/s/ Ann D. Logan Ann D. Logan	Director	July 28, 2005

/s/ Jonathan D. Mariner Jonathan D. Mariner	Director	July 28, 2005

/s/ Francis J. Van Kirk Francis J. Van Kirk	Director	July 28, 2005